Exhibit 10.9

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 24, 2007, by and between Rexahn Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each other party that is a signatory hereto  (collectively, the “Purchaser”).

Recital

The parties have agreed to enter into this Agreement in connection with, and as a condition to the Closing under, the Securities Purchase Agreement, dated as of December 17, 2007, by and between the Company and the Purchaser (the “Purchase Agreement”).

Agreement

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.           Definitions.  In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms have the meanings indicated:

“Actual Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including Warrant Shares issuable upon exercise in full of all Warrants.

“Effective Date” means the date on which the Registration Statement is first declared effective by the SEC.

“Filing Date” means, with respect to the Registration Statement required to be filed pursuant to Section 2, the 60th day following the date on which the Common Stock is listed for trading on the American Stock Exchange.

“Holder” means any holder, from time to time, of Registrable Securities.

“Post-Effective Amendment” means a post-effective amendment to the Registration Statement.

“Post-Effective Amendment Filing Deadline” means the 10th Trading Day after the Registration Statement ceases to be effective pursuant to the applicable securities laws due to the passage of time or the occurrence of an event requiring the Company to file a Post-Effective Amendment.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means any Common Stock (including Warrant Shares) issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any Common Stock will cease to be a Registrable Security when (i) it has been sold under the Registration Statement, or (ii) it may be transferred pursuant to Rule 144 under the 1933 Act.

“Registration Statement” means the registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Required Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, the 90th day (or the 120th day in the event the Company receives comments to the Registration Statement from the SEC) following the Filing Date.

“Required Holders” means the Holders of a majority of the Registrable Securities.

“Rule 415,” “Rule 424” and “Rule 461” means Rule 415, Rule 424 and Rule 461, respectively, promulgated by the SEC pursuant to the 1933 Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

List of Additional Definitions.  The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

Term	Section
Advice	6
Effectiveness Period	2(a)
Event	2(c)
Event Date	2(c)
Indemnified Party	5(c)
Indemnifying Party	5(c)
Losses	5(a)
Purchaser Counsel	3(a)

2.           Shelf Registration.

(a)           On or prior to the Filing Date, the Company shall prepare and file with the SEC a “Shelf” Registration Statement covering the resale of all Registrable Securities eligible to be registered under the 1933 Act and rules and practices of the SEC for an offering to be made on a continuous basis pursuant to Rule 415.  The Registration Statement shall be on Form SB-2 (or Form S-3 if the Company is then eligible to use such Form) and shall contain (except if otherwise directed by the Holders) the “Plan of Distribution” attached hereto as Annex A.  The Company shall use its best efforts to cause the Registration Statement to be declared effective under the 1933 Act as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the 1933 Act until the earliest of (i) the fifth anniversary of the Effective Date, (ii) when all Registrable Securities are eligible for resale pursuant to subsection (k) of Rule 144 under the 1933 Act, and (iii) when all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”).  The Company shall notify each Holder in writing promptly (and in any event within one Business Day) after receiving notification from the SEC that a Registration Statement has been declared effective.

(b)           The Registration Statement to be filed hereunder shall cover the sale by the Holders of 120% of the Actual Minimum number of shares of Common Stock issuable under the Transaction Documents.  As promptly as possible, and in any event no later than the Post-Effective Amendment Filing Deadline, the Company shall prepare and file with the SEC a Post-Effective Amendment, if required under this Agreement.  The Company shall use its best efforts to cause the Post-Effective Amendment to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the 15th Trading Day after the Post-Effective Amendment Filing Deadline.  The Company shall notify the Purchaser in writing promptly (and in any event within one Business Day) after receiving notification from the SEC that the Post-Effective Amendment has been declared effective.

(c)           If:  (i) the Registration Statement is not filed on or prior to the Filing Date (if the Company files such Registration Statement without affording the Purchaser the opportunity to review and comment on the same as required by Section 3(a) hereof, the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the 1933 Act, within five Trading Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that a Registration Statement will not be “reviewed,” or will not be subject to further review, or (iii) the Registration Statement filed hereunder is not declared effective by the SEC by the Required Effectiveness Date, or (iv) a Post-Effective Amendment is not filed on or prior to the Post-Effective Amendment Filing Deadline or is not declared effective on or prior to the 15th Trading Day after the Post-Effective Amendment Filing Deadline, or (v) the Common Stock is not listed or quoted, or is suspended from trading on an Eligible Market for a period of five consecutive Trading Days, or (vi) the Company fails for any reason to deliver a certificate evidencing any Securities to the Purchaser within five Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise rights of the Purchaser pursuant to the Transaction Documents are otherwise suspended for any reason (any such failure or breach being referred to as an “Event,” and for purposes of clause (i), (iii) or (iv) the date on which such Event occurs, or for purposes of clause (ii) and (vi) the date on which such five Trading Day period is exceeded, or for purposes of clause (v) the date on which such three Trading Day period is exceeded, being referred to as “Event Date”), then: (x) on each such Event Date the Company shall pay to the Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the aggregate purchase price paid by the Purchaser pursuant to the Purchase Agreement; and (y) on each monthly anniversary of each such Event Date thereof (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to the Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the aggregate purchase price paid by the Purchaser pursuant to the Purchase Agreement; provided, however, that the maximum amount of such liquidated damages shall not exceed a total equal to 10% of the aggregate purchase price paid by the Purchaser under the Purchase Agreement.  Such payments shall be in partial compensation to the Purchaser and shall not constitute the Purchaser’s exclusive remedy for such events.  If the Company fails to pay any liquidated damages pursuant to this Section 2 in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

(d)           During the period subsequent to the Filing Date and prior to the Effective Date, the Company shall not prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities.

(e)           Notwithstanding anything in this Agreement to the contrary, after 60 consecutive Trading Days of continuous effectiveness of the Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to the Purchaser, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Purchaser immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to file a Registration Statement at such time and (B) it is in the best interests of the Company to defer proceeding with such registration at such time.  Upon receipt of such notice, the Purchaser shall immediately discontinue any sales of Registrable Securities pursuant to such registration until the Purchaser has received copies of a supplemented or amended Prospectus or until the Purchaser is advised in writing by the Company that the then-current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company.  The Company’s rights, under this Section 2(e) may be exercised for a period of no more than 45 days in the aggregate in any 12-moth period, of which no more than 20 days may be consecutive.  Immediately after the end of any suspension period under this Section 2(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Purchaser to publicly resell their Registrable Securities pursuant to such effective Registration Statement.  The provisions of Sections 3(b) and 3(d) hereof shall not be applicable during the pendency of any suspension period under this Section 2(e).

(f)           Rule 415 Limitations.  Notwithstanding  anything in this Agreement to the contrary, if the SEC refuses to declare a registration statement filed pursuant to this Agreement effective as a valid secondary offering under Rule 415 promulgated under the 1933 Act due to the number of Registrable Securities sought to be included in such registration statement relative to the number of shares of Acquirer Common Stock outstanding or the number of outstanding shares of Acquirer Common Stock held by non-affiliates or for any other reason, then, without any liability under this Agreement or any further obligation to register such excess Registrable Securities, the Company shall be permitted to reduce  the  number of  Registrable  Securities included in such registration  statement  to an amount  that does not  exceed an amount  that the SEC allows for the offering thereunder to qualify as a valid secondary offering under Rule 415.  The Company shall not be liable for damages under this Agreement as to any Registrable Securities that are not permitted  by  the  SEC  to be  included  in a registration  statement  due to SEC guidance relating to Rule 415.

3.           Registration Procedures.

(a)           Not less than three days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to any single counsel designated by the Purchaser (“Purchaser Counsel”) copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Purchaser and Purchaser Counsel and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary to conduct a reasonable investigation within the meaning of the 1933 Act.  The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Required Holders shall reasonably object in writing in their good faith within three days of receipt.

(b)           (i)  The Company shall prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the 1933 Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten business days to comments received from the SEC with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably possible, upon request, provide the Purchaser with true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (iv) comply in all material respects, to the extent applicable to the Company, with the provisions of the 1933 Act and the 1934 Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchaser thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)           The Company shall notify Purchaser Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement; (iii) any Registration Statement or any Post-Effective Amendment is declared effective; (iv) the SEC or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose; or (vii) an event has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein.

(d)           The Company shall use its best efforts to avoid the issuance of or, if issued, to obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e)           The Company shall promptly deliver to Purchaser Counsel, without charge, an electronic copy of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Purchaser in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(f)           The Company shall promptly deliver to the Purchaser and Purchaser Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request.  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Purchaser in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)           (i)  In the time and manner required by each Trading Market, the Company shall prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Purchaser evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

(h)           Prior to any public offering of Registrable Securities, the Company shall use its best efforts to register or qualify or cooperate with the selling Purchaser and Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Purchaser reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.

(i)           Subject to compliance by the Purchaser with Section 6 hereof, the Company shall cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Purchaser may request.

(j)           Upon the occurrence of any event described in Section 3(c)(vii), as promptly as reasonably possible, the Company shall prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file such supplement, amendment or any other document as may be required so that, as thereafter delivered, neither the Registration Statement nor such Prospectus shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)           If Holders of a majority of the Registrable Securities being offered pursuant to a Registration Statement select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations.

(l)           The Company shall comply with all applicable rules and regulations of the SEC.

4.           Registration Expenses.  The Company shall pay all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Purchaser), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (f) all listing fees to be paid by the Company to the Trading Market.

5.           Indemnification.

(a)           Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Purchaser, and its officers, directors, partners, members, agents, investment advisors and employees, each Person who controls the Purchaser (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation of legal action and reasonable attorneys’ fees (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser or its counsel or other Person acting on behalf of the Purchaser expressly for use therein, or to the extent that such information relates to the Purchaser or the Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Purchaser or its counsel or other Person acting on behalf of the Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(v)-(vii), the use by the Purchaser of an outdated or defective Prospectus after the Company has notified the Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by the Purchaser of the Advice contemplated in Section 6.  The Company shall notify the Purchaser promptly of the institution, threat or assertion of any proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)           Indemnification by the Purchaser.  The Purchaser shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Purchaser to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, or to the extent that such information relates to the Purchaser or the Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Purchaser or its counsel or other person acting on behalf of the Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(v)-(vii), the use by the Purchaser of an outdated or defective Prospectus after the Company has notified the Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by the Purchaser of the Advice contemplated in Section 6.  In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings.  (i)  If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(ii)           An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless (i) a conflict of interest exists between the Indemnified Party and the Indemnifying Party or (ii) such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(iii)           All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 5) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, however, that the Indemnifying Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)           Contribution.  (i)  If a claim for indemnification under Section 5(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

(ii)           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Purchaser from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.           Dispositions.  The Purchaser agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.  The Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 2(f) or 3(c)(v), (vi) or (vii), the Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until the Purchaser’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

7.           Miscellaneous.

(a)           Remedies.  In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Required Holders.

(c)           No Inconsistent Agreements.  Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  Except as and to the extent specified in the applicable schedule to the Purchase Agreement, neither the Company nor any Subsidiary has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(d)           No Piggyback on Registrations.  Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders other than upon written consent of the Required Holders, unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein and are not otherwise in conflict with the provisions of this Agreement.

(e)           Shareholder Obligations.  The selling Holders shall furnish to the Company such information regarding themselves and the Registrable Securities held by them as shall be required to effect the registration of their Registrable Securities, and the Company may exclude from the registration statement the shares of any Holder that does not do so on a timely basis.

(f)           Piggy-Back Registrations.  If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered.  The selling Holders shall enter into and timely perform their obligations under the underwriting agreement, if any, and shall execute other customary agreements necessary or appropriate to facilitate the offering, including without limitation custody agreements and powers of attorney.

(g)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 7(g) prior to 18:30 (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement on a day that is not a Trading Day or later than 18:30 (New York City time) and earlier than 24:00 (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth in the Purchase Agreement.

(h)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.  The Purchaser may assign its rights and obligations hereunder to a transferee or assignee of Registrable Securities in the manner and to the extent permitted under the Purchase Agreement.

(i)           Assignment of Registration Rights.  The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any Affiliate of such Holder or any other Holder or Affiliate of any other Holder of all or a portion of the Preferred Stock or the Registrable Securities if:  (i) the Holder agrees in writing with the transferee or assignee to assign such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section 7(i), the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement, and (vi) at least 80,000 shares of Registrable Securities (appropriately adjusted for any stock dividend, split or combination of the Common Stock) are being transferred to such transferee or assignee in connection with such assignment of rights.  In addition, each Holder shall have the right to assign its rights hereunder to any other Person who is a transferee of Registrable Securities with the prior written consent of the Company, which consent shall not be unreasonably withheld.  The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

(j)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(k)           GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE REPUBLIC OF KOREA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE SEOUL CENTRAL DISTRICT COURT OF THE REPUBLIC OF KOREA, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND THE PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

(l)           Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(m)           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

REXAHN PHARMACEUTICALS, INC.

By:	/s/ Chang H. Ahn
Name:	Chang H. Ahn
Title:	CEO

[Name of Holder]

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

Annex A

Plan of Distribution

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the 1933 Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the 1933 Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the 1933 Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the 1933 Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the 1933 Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the 1934 Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the 1933 Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock, including the fees and disbursements of counsel to the selling stockholders.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the 1933 Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  We have advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales made prior to the date on which this Registration Statement shall have been declared effective by the Commission.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the 1933 Act.

The anti-manipulation rules of Regulation M under the 1934 Act may apply to sales of our common stock and activities of the selling stockholders.